UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest reported event): November 6, 2008

Commission File No. 001-33399

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COMVERGE, INC.

(Exact name of registrant as specified in its charter)

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     DELAWARE     22-3543611
     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     Incorporation or organization)

120 Eagle Rock Avenue, Suite 190
East Hanover, New Jersey 07936
(Address of principal executive offices) (zip code)
Registrant's telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On November 6, 2008, Comverge, Inc. and its wholly owned subsidiaries Enerwise Global Technologies, Inc, Comverge Giants, Inc., Public Energy Solutions, LLC, Public Energy Solutions NY LLC, and Clean Power Markets, Inc, entered into a $25 million secured revolving credit and term loan facility with Silicon Valley Bank. The facility provides a $10 million revolver for borrowings to fund working capital and other corporate purposes and a $15 million term loan to repay maturing convertible notes, which become due on April 1, 2009. The interest on revolving loans under the facility will accrue at either, at Comverge’s election, (i) the lender’s prime rate plus 0.25% or (ii) 30, 60, or 90-day LIBOR plus 2.75%. The interest on term advances under the facility will accrue at either, at Comverge’s election, (i) the lender’s prime rate plus 0.50% or (ii) 30, 60, or 90-day LIBOR plus 3.00%. The obligations under the facility are secured by all assets of Comverge and its other borrower subsidiaries. The revolver portion of the facility terminates and all amounts outstanding thereunder are due and payable in full on November 6, 2011, and the term loan portion of the facility amortizes over 60 months and matures on December 31, 2013.

The facility contains customary terms and conditions for credit facilities of this type, including restrictions on our ability to incur additional indebtedness, create liens, enter into transactions with affiliates, transfer assets, pay dividends or make distributions on, or repurchase, Comverge stock, consolidate or merge with other entities, or consummate a change in control. In addition, Comverge is required to meet certain financial covenants customary with this type of agreement, including maintaining a minimum specified tangible net worth and a minimum specified ratio of current assets to current liabilities.

The facility contains customary events of default, including for payment defaults, breaches of representations, breaches of affirmative or negative covenants, cross defaults to other material indebtedness, bankruptcy and failure to discharge certain judgments. If a default occurs and is not cured within any applicable cure period or is not waived, Comverge’s obligations under the facility may be accelerated.

The foregoing summary of the facility is not complete and is qualified in its entirety by reference to the Loan and Security Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 8.01     Other Events.

On November 7, 2008, Comverge voluntarily prepaid its outstanding indebtedness, including all accrued interest under the Subordinated Convertible Notes due and payable to Keith Hartman and Lori Hartman (the “Notes”). Comverge paid in cash $2,748,662 and $45,258 to Keith Hartman and Lori Hartman, respectively, and there were no penalties associated with the pre-payment. The original amounts of the Notes were $2,955,000 and $45,000, respectively and were issued by Comverge on September 29, 2007, as part of the consideration paid for the acquisition of Public Energy Solutions, LLC, Public Electric, Inc. and PES NY, LLC. The Notes, which bore interest at a rate of 5.5% per annum, would have matured on March 29, 2009, and were convertible into shares of Comverge common stock at the option of the holders. The parties negotiated a full pre-payment of the Notes during discussions and resolution of other provisions of the Equity Purchase Agreement. In exchange for Comverge’s agreement to pay the outstanding principal under the Notes prior to maturity, the holders of the Notes agreed to accept the amounts noted above in complete satisfaction of Comverge’s obligations under the Notes.

Item 9.01     Financial Statements and Exhibits.

     (c)     Exhibits.

Exhibit No.	Description
10.1

Loan and Security Agreement by and among Comverge, Inc., Enerwise Global Technologies, Inc., Comverge Giants, Inc., Public Energy Solutions, LLC, Public Energy Solutions NY, LLC and Clean Power Markets, Inc., (collectively, “Borrowers”) and Silicon Valley Bank (“Lender”), dated November 6, 2008.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibit hereto, contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, future interest rates, the availability of credit under Comverge’s current credit facilities and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge’s business involving its products, the development and distribution of Comverge’s products and related services, economic and competitive factors, Comverge’s key strategic relationships, changes in regulations affecting Comverge’s business and other risks more fully described in Comverge’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.
By: /s/ Michael Picchi
Name: Michael Picchi
Title: Chief Financial Officer
Dated: November 12, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1

Loan and Security Agreement by and among Comverge, Inc., Enerwise Global Technologies, Inc., Comverge Giants, Inc., Public Energy Solutions, LLC, Public Energy Solutions NY, LLC and Clean Power Markets, Inc., (collectively, “Borrowers”) and Silicon Valley Bank (“Lender”), dated November 6, 2008.